EXHIBIT 23.2

                               CONSENT OF COUNSEL


We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated August , 2000, which is included in this Registration Statement (S-8).


Dated:  Mineola, New York
        September 26, 2000

                                /s/ Meltzer, Lippe, Goldstein & Schlissel, P.C.
                                -----------------------------------------------
                                Meltzer, Lippe, Goldstein & Schlissel, P.C.



214820.1


                                       iv